UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NYNY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Empire Resorts, Inc. (the “Company”) today announced that the special committee (the “Special Committee”) of its board of directors (the “Board”) has received a non-binding proposal letter, dated August 5, 2019 (the “Proposal Letter”), from Kien Huat Realty III Limited (“Kien Huat”), its largest stockholder, and Genting Malaysia Berhad, a public limited liability company incorporated in Malaysia and an affiliate of Kien Huat (“Genting Malaysia”). Pursuant to the Proposal Letter, Kien Huat and Genting Malaysia submitted a non-binding proposal to acquire all outstanding equity of the Company not already owned by Kien Huat or its affiliates for $9.74 per share of common stock, with each share of the Company’s Series B preferred stock receiving the same consideration on an as-converted basis. A copy of the Proposal Letter is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

As previously announced, the Board recently formed a Special Committee comprised of independent, disinterested directors to evaluate strategic alternatives. The Special Committee will consider the Proposal Letter and any response thereto in connection with its ongoing review of strategic alternatives.

The Company cautions stockholders and others considering trading the Company’s securities that the Company has just received the Proposal Letter and has not had an opportunity to carefully review and evaluate the Proposal Letter or make any decision with respect to Company’s response to the Proposal Letter. There can be no assurance that any definitive agreement will be executed relating to a transaction with Kien Huat and Genting Malaysia or any other party or that any transaction with Kien Huat and Genting Malaysia or any other party will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

On August 6, 2019, the Company issued a press release in which it announced the receipt of the Proposal Letter. A copy of the press release is attached as Exhibit 99.2 and incorporated by referenced in to this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Important Notice Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the expected timing and likelihood of completion of a potential transaction with Kien Huat, Genting Malaysia or their respective affiliates or a third party, including the risk that the potential transaction may not occur, and the risk that any announcements relating to the potential transaction could have adverse effects on the market price of the Company’s securities. Risk factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (“SEC”) and will be found in the filings that may be filed with the SEC by the Company and/or Kien Huat and Genting Malaysia or a third party if a negotiated transaction is agreed to. Such reports are available on the SEC’s website (www.sec.gov). We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1.	Non-Binding Proposal Letter, dated August 5, 2019, from Kien Huat Realty III Limited and Genting Malaysia Berhad to the Special Committee of the Board of Directors of Empire Resorts, Inc.

99.2	Press Release, dated August 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2019

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name: Ryan Eller
Title: President and Chief Executive Officer